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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)      NOVEMBER 8, 1999
                                                 -----------------------------



                                RAILAMERICA, INC.
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             (Exact name of registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)

            0-20618                                       65-0328006
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   (Commission File Number)                   (IRS Employer Identification No.)



                          5300 BROKEN SOUND BLVD., N.W.
                            BOCA RATON, FLORIDA 33487
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          (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code       (561) 994-6015
                                                   ----------------------------


                                       N/A
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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

         On October 14, 1999, RailAmerica, Inc. (the "Company"), Cotton Acquisition Corp. ("Merger Sub"), a wholly-owned subsidiary of the Company, and RailTex, Inc. ("RailTex") entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger of Merger Sub with and into RailTex (the "Merger").

         Pursuant to the Merger Agreement, the grant of an approval from the Surface Transportation Board of the Department of Transportation (the "STB") or an exemption from such approval is a condition to each party's obligation to consummate the Merger. On November 8, 1999, the Company and RailTex filed before the STB a Petition for Exemption seeking an exemption from the STB approval and authorization requirements and an expedited procedural schedule (the "STB Petition"). The foregoing description of the STB Petition is qualified in its entirety by reference to the Petition for Exemption, dated November 8, 1999, filed before the Surface Transportation Board, Finance Docket No. 33813, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.  EXHIBITS

Exhibits

      EXHIBIT
       NUMBER                              DESCRIPTION
      --------                             -----------

       99.1 Petition for Exemption, dated November 8, 1999, filed before the Surface Transportation Board, Finance Docket No. 33813, by RailAmerica, Inc. and RailTex, Inc.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   RAILAMERICA, INC.

Dated:  November 10, 1999          By:  /s/ Gary O. Marino
                                      ------------------------------------------
                                   Name: Gary O. Marino
                                   Its:  Chairman of the Board, President and
                                         Chief Executive Officer